Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

FOX REPORTS SECOND QUARTER FISCAL 2022

REVENUES OF $4.44 BILLION

NEW YORK, NY, February 9, 2022 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended December 31, 2021.

The Company reported total quarterly revenues of $4.44 billion, a 9% increase from the $4.09 billion reported in the prior year quarter. Affiliate revenues increased 11% with 12% growth at the Cable Network Programming segment and 10% growth at the Television segment. Advertising revenues increased 6%, primarily due to continued pricing strength at the FOX Network, underpinned by the strength of the Company’s sports portfolio, and continued growth at Tubi. Other revenues increased 20%, led by higher sports sublicensing revenues at the Cable Network Programming segment which were impacted by Coronavirus Disease 2019 (“COVID-19”) in the prior year quarter.

The quarterly net loss was $73 million compared to net income of $230 million reported in the prior year quarter. The variance was primarily due to the change in fair value of the Company’s investments recognized in Other, net. The net loss attributable to Fox Corporation stockholders was $85 million ($(0.15) per share) as compared to net income attributable to Fox Corporation stockholders of $224 million ($0.37 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $77 million ($0.13 per share) as compared to the $93 million ($0.16 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 increased 2% to $310 million from $305 million reported in the prior year quarter, led by higher contributions at the Cable Network Programming segment.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“Against the high bar we set in our fiscal second quarter last year, we have once again delivered revenue and Adjusted EBITDA growth in the second quarter of our 2022 fiscal year, while continuing to invest in our digital growth initiatives. These strong results and broad-based operating momentum are underpinned by the most valuable news franchise in the country, the leading live sports franchise, our top broadcast network reinforced by a strategic stations portfolio, as well as the emerging leader in AVOD. This focused portfolio is delivering consistent growth for our shareholders in a thoughtful and disciplined manner.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

	$ Millions
Revenues by Component:

Affiliate fee	$1,688	$1,518	$3,355	$3,051
Advertising	2,408	2,282	3,538	3,251
Other	345	287	593	502

Total revenues	$4,441	$4,087	$7,486	$6,804

Segment Revenues:

Cable Network Programming	$1,638	$1,488	$3,054	$2,813
Television	2,759	2,556	4,340	3,906
Other, Corporate and Eliminations	44	43	92	85

Total revenues	$4,441	$4,087	$7,486	$6,804

Adjusted EBITDA:

Cable Network Programming	$668	$571	$1,442	$1,352
Television	(273)	(185)	86	272
Other, Corporate and Eliminations	(85)	(81)	(154)	(153)

Adjusted EBITDA[3]	$310	$305	$1,374	$1,471

Depreciation and amortization:

Cable Network Programming	$17	$12	$27	$25
Television	28	26	54	51
Other, Corporate and Eliminations	48	32	91	62

Total depreciation and amortization	$93	$70	$172	$138

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

	$ Millions
Revenues
Affiliate fee	$1,039	$928	$2,065	$1,901
Advertising	454	441	765	740
Other	145	119	224	172

Total revenues	1,638	1,488	3,054	2,813
Operating expenses	(837)	(786)	(1,360)	(1,220)
Selling, general and administrative	(137)	(137)	(261)	(252)
Amortization of cable distribution investments	4	6	9	11

Segment EBITDA	$668	$571	$1,442	$1,352

Cable Network Programming reported quarterly segment revenues of $1.64 billion, an increase of $150 million or 10% from the amount reported in the prior year quarter. Affiliate revenues increased $111 million or 12%, primarily due to contractual price increases, including the impact of distribution agreement renewals, and the absence of the prior year accrual for potential distribution credits as a result of cancelled college football games. Advertising revenues increased $13 million or 3%, primarily due to continued pricing strength at FOX News Media, despite the absence of the prior year election cycle, and stronger pricing and additional MLB playoff games at the national sports networks. Other revenues increased $26 million or 22%, driven by higher sports sublicensing revenues, which were impacted by COVID-19 in the prior year quarter, and higher FOX Nation subscription revenues.

Cable Network Programming reported quarterly segment EBITDA of $668 million, an increase of $97 million or 17% from the amount reported in the prior year quarter, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects higher programming rights amortization at the national sports networks and increased digital investment at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

	$ Millions
Revenues
Advertising	$1,954	$1,841	$2,773	$2,511
Affiliate fee	649	590	1,290	1,150
Other	156	125	277	245

Total revenues	2,759	2,556	4,340	3,906
Operating expenses	(2,809)	(2,540)	(3,835)	(3,254)
Selling, general and administrative	(223)	(201)	(419)	(380)

Segment EBITDA	$(273)	$(185)	$86	$272

Television reported quarterly segment revenues of $2.76 billion, an increase of $203 million or 8% from the amount reported in the prior year quarter. Advertising revenues increased $113 million or 6% despite the comparative impact of record political advertising revenues in the prior year quarter. This growth was primarily due to continued pricing strength at the FOX Network, underpinned by the strength of the Company’s sports portfolio, continued growth at Tubi, and the benefit of the ongoing recovery in the base market at the FOX Television Stations following the disruptions caused by COVID-19 in the prior year quarter. Affiliate revenues increased $59 million or 10%, driven by higher average rates at the Company’s owned and operated television stations and increases in fees from third-party FOX affiliates. Other revenues increased $31 million or 25%, primarily due to higher content revenues at FOX Entertainment, as well as the acquisitions of MarVista Entertainment and TMZ.

Television reported a quarterly segment EBITDA loss of $273 million, as compared to a loss of $185 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects higher sports and entertainment programming rights amortization at the FOX Network, including comparisons to the disruptions caused by COVID-19 in the prior year quarter, and increased digital investment at Tubi.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

DIVIDEND

The Company has declared a dividend of $0.24 per Class A and Class B share. This dividend is payable on March 30, 2022 with a record date for determining dividend entitlements of March 2, 2022.

SHARE REPURCHASE PROGRAM

The Company has authorized a $4 billion stock repurchase program. To date, the Company has repurchased $1.5 billion of its Class A common stock and $634 million of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 10, 2021, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Brian Nick, Press Inquiries
212-852-7856	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
	$ Millions, except per share amounts

Revenues	$4,441	$4,087	$7,486	$6,804

Operating expenses	(3,667)	(3,346)	(5,238)	(4,514)
Selling, general and administrative	(468)	(442)	(883)	(830)
Depreciation and amortization	(93)	(70)	(172)	(138)
Impairment and restructuring charges	-	-	-	(35)
Interest expense, net	(97)	(97)	(194)	(195)
Other, net[4]	(211)	172	(142)	691

(Loss) income before income tax benefit (expense)	(95)	304	857	1,783
Income tax benefit (expense)	22	(74)	(222)	(436)

Net (loss) income	(73)	230	635	1,347

Less: Net income attributable to noncontrolling interests	(12)	(6)	(19)	(17)

Net (loss) income attributable to Fox Corporation stockholders	$(85)	$224	$616	$1,330

Weighted average shares:	573	598	575	601

Net (loss) income attributable to Fox Corporation stockholders per share:	$(0.15)	$0.37	$1.07	$2.21

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	June 30, 2021

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,255	$5,886
Receivables, net	2,952	2,029
Inventories, net	1,148	729
Other	159	105

Total current assets	8,514	8,749

Non-current assets:
Property, plant and equipment, net	1,650	1,708
Intangible assets, net	3,198	3,154
Goodwill	3,565	3,435
Deferred tax assets	3,675	3,822
Other non-current assets	2,276	2,058

Total assets	$22,878	$22,926

Liabilities and Equity:
Current liabilities:
Borrowings	$750	$749
Accounts payable, accrued expenses and other current liabilities	2,120	2,253

Total current liabilities	2,870	3,002

Non-current liabilities:
Borrowings	7,204	7,202
Other liabilities	1,342	1,336
Redeemable noncontrolling interests	172	261
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,265	9,453
Retained earnings	2,308	1,982
Accumulated other comprehensive loss	(304)	(318)

Total Fox Corporation stockholders’ equity	11,275	11,123
Noncontrolling interests	15	2

Total equity	11,290	11,125

Total liabilities and equity	$22,878	$22,926

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2021	2020

	$ Millions
Operating Activities:
Net income	$635	$1,347
Adjustments to reconcile net income to cash (used in) provided by operating activities
Depreciation and amortization	172	138
Amortization of cable distribution investments	9	11
Impairment and restructuring charges	-	35
Equity-based compensation	47	75
Other, net	142	(691)
Deferred income taxes	143	421
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(940)	(1,011)
Inventories net of program rights payable	(494)	(60)
Accounts payable and accrued expenses	(214)	156
Other changes, net	(156)	(184)

Net cash (used in) provided by operating activities	(656)	237

Investing Activities:
Property, plant and equipment	(121)	(242)
Acquisitions, net of cash acquired	(229)	-
Proceeds from dispositions, net	82	-
Purchase of investments	(28)	(86)
Other investing activities, net	-	(1)

Net cash used in investing activities	(296)	(329)

Financing Activities:
Repurchase of shares	(497)	(416)
Non-operating cash flows from The Walt Disney Company	-	116
Settlement of Divestiture Tax Prepayment	-	462
Dividends paid and distributions	(150)	(176)
Other financing activities, net	(32)	(37)

Net cash used in financing activities	(679)	(51)

Net decrease in cash and cash equivalents	(1,631)	(143)
Cash and cash equivalents, beginning of year	5,886	4,645

Cash and cash equivalents, end of period	$4,255	$4,502

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2021 and 2020:

	Three Months Ended
	December 31, 2021		December 31, 2020
	Income	EPS	Income	EPS

	$ Millions, except per share data

Net (loss) income	$(73)		$230
Less: Net income attributable to noncontrolling interests	(12)		(6)

Net (loss) income attributable to Fox Corporation stockholders	$(85)	$(0.15)	$224	$0.37

Other, net[5]	212	0.37	(175)	(0.29)

Tax provision	(50)	(0.09)	44	0.07

As adjusted	$77	$0.13	$93	$0.16

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2021

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax (benefit) expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three months ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020

	$ Millions

Net (loss) income	$(73)	$230	$635	$1,347
Add:
Amortization of cable distribution investments	4	6	9	11
Depreciation and amortization	93	70	172	138
Impairment and restructuring charges	-	-	-	35
Interest expense, net	97	97	194	195
Other, net	211	(172)	142	(691)
Income tax (benefit) expense	(22)	74	222	436

Adjusted EBITDA	$310	$305	$1,374	$1,471